VOTING RESULTS OF SPECIAL MEETINGS OF
SHAREHOLDERS

The special meetings of the
shareholders of Scout Funds were held
on October 20, 2017 and November 2,
2017. At the Special Meeting,
shareholders voted on a proposal to
approve an Agreement and Plan of
Reorganization pursuant to which the
Scout Funds (The Acquired Funds) will
be reorganized with and into the newly
created series of the Carillon Series
Trust. Further details regarding the
proposal and the Special Meeting are
contained in a definitive proxy
statement filed with the SEC on
September 1, 2017.

The agreement and plan of
reorganization was approved by
shareholders of each Fund (voting
separately on a Fund-by-Fund basis) as
follows:

	Affirmative	Against
	Abstain
Scout International Fund
	20,233,503 	954,383
	3,808,423
Scout Mid Cap Fund
	34,821,034 	1,049,397
	4,651,768
Scout Small Cap Fund
	4,080,702 	257,278
	248,348
Scout Low Duration Fund
	2,041,722 	433
	359,432
Scout Core Bond Fund
	6,090,334 	661,331
	335,221
Scout Core Plus Bond Fund
	14,049,698 	20,706
	868,642
Scout Unconstrained Bond Fund
	73,737,768 	204,222
	1,103,374